AMENDMENT NO. 8

TO INVESTMENT ADVISORY AGREEMENT

This AMENDMENT NO. 8 is made as of the 17th day of August 2018, to the Investment Advisory Agreement dated as of August 1, 2006, between USAA MUTUAL FUNDS TRUST (the Trust), a statutory trust organized under the laws of the state of Delaware and having a place of business in San Antonio, Texas, and USAA INVESTMENT MANAGEMENT COMPANY, as transferred to USAA ASSET MANAGEMENT COMPANY (AMCO), a corporation organized under the laws of the state of Delaware and having a place of business in San Antonio, Texas, pursuant to the Transfer and Assumption Agreement dated December 31, 2011.

AMCO and the Trust agree to modify and amend the Investment Advisory Agreement described above (Agreement) as follows:

1.FUND MERGERS AND LIQUIDATIONS. In order to remove references to the USAA First Start Growth Fund, which has been merged into the USAA Cornerstone Moderately Aggressive Fund, to remove references to the USAA Total Return Strategy Fund, USAA Flexible Income Fund and USAA Real Return Fund, which have been closed and liquidated, and to make certain clarifying edits, Schedule A to the Agreement, setting forth the series of the Trust to which AMCO provides advisory services, Schedule B-1 to the Agreement, setting forth the fees payable to AMCO with respect to each of the Trust's series with a performance adjustment, Schedule B-2 to the Agreement, setting forth the performance adjustment rates with respect to each of the Trust's series with a performance adjustment, and Schedule C-1 to the Agreement, setting forth the fees payable to AMCO with respect to each of the Trust's series without a performance adjustment, are hereby replaced in its entirety by the Schedule A, Schedule B-1, Schedule B-2, and Schedule C-1 attached hereto.

2.RATIFICATION. Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, AMCO and the Trust have caused this Amendment No. 8 to be executed as of the date first set forth above.

USAA MUTUAL FUNDS TRUST		USAA ASSET MANAGEMENT COMPANY
By:	/s/ Daniel S. McNamara	By:	/s/ Brooks Englehardt
Daniel S. McNamara		Brooks Englehardt
President		President
Attest:	/s/ Kristen Millan	Attest:	/s/ Jon Hadfield
	Kristen Millan		Jon Hadfield
	Assistant Secretary		Secretary

SCHEDULE A TO ADVISORY AGREEMENT

LISTING OF FUNDS

NAME OF FUND

Aggressive Growth Fund

Capital Growth Fund

California Bond Fund

Cornerstone Conservative Fund

Cornerstone Moderate Fund

Cornerstone Moderately Conservative Fund

Cornerstone Moderately Aggressive Fund

Cornerstone Aggressive Fund

Cornerstone Equity Fund

Emerging Markets Fund

Global Equity Income Fund

Global Managed Volatility Fund

Government Securities Fund

Growth & Income Fund

Growth and Tax Strategy Fund

Growth Fund

High Income Fund

Income Stock Fund

Income Fund

Intermediate-Term Bond Fund

International Fund

Managed Allocation Fund

Money Market Fund

New York Bond Fund

Precious Metals and Minerals Fund

Science & Technology Fund

Short-Term Bond Fund

Small Cap Stock Fund

Target Managed Allocation Fund

Target Retirement Income Fund

Target Retirement 2020 Fund

Target Retirement 2030 Fund

Target Retirement 2040 Fund

Target Retirement 2050 Fund

Target Retirement 2060 Fund

Tax Exempt Intermediate-Term Fund

Tax Exempt Long-Term Fund

Tax Exempt Money Market Fund

Tax Exempt Short-Term Fund

Treasury Money Market Trust

Ultra Short-Term Bond Fund

Value Fund

Virginia Bond Fund

World Growth Fund

Schedule B-1 to Advisory Agreement - Listing of Funds

with Performance Adjustment

Name of Fund1		Annual Basic
	Performance Index	Fee Rate
Aggressive Growth Fund	Lipper Large-Cap Growth Funds Index	*
California Bond Fund	Lipper California Municipal Debt Funds	**
	Index
Capital Growth Fund	Lipper Global Funds Index	.75%
Emerging Markets Fund	Lipper Emerging Markets Funds Index	1.00%
Global Equity Income Fund	Lipper Global Equity Income Funds	.50%
	Index
Government Securities Fund	Lipper Intermediate U.S. Government	.125%
	Funds Index
Growth & Income Fund	Lipper Multi-Cap Core Funds Index	.60%
Growth and Tax Strategy Fund	Composite Consisting of 51% of the	.30%
	Lipper General Municipal Bond Funds
	Index and 49% of the Lipper Large Cap
	Core Funds Index
Growth Fund	Lipper Large-Cap Growth Funds Index	.65%
High Income Fund	Lipper High Current Yield Index	.50%
Income Stock Fund	Lipper Equity Income Funds Index	.50%
Income Fund	Lipper Corporate Debt Funds A Rated	.24%
	Index
Intermediate-Term Bond Fund	Lipper Core Plus Bond Funds Index	**
Tax Exempt Intermediate-Term	Lipper Municipal Debt Funds Index	.28%
Fund
International Fund	Lipper International Funds Index	.75%

1The Performance Adjustment initially will be determined by reference to the sole outstanding class of shares of each Fund. If, in the future, a Fund offers more than one class of shares, the Performance Adjustment for that Fund will continue to be determined by reference to the initial class of shares, unless the Board determines otherwise.

Tax Exempt Long-Term Fund	Lipper General Municipal Debt Funds	.28%
	Index
New York Bond Fund	Lipper New York Municipal Debt Funds	**
	Index
Precious Metals and Minerals	Lipper Gold Funds Index	.75%
Fund
Science & Technology Fund	Lipper Science & Technology Funds	.75%
	Index
Short-Term Bond Fund	Lipper Short Investment Grade Debt	.20%
	Funds Index
Tax Exempt Short-Term Fund	Lipper Short Municipal Debt Funds Index	.28%
Small Cap Stock Fund	Lipper Small-Cap Core Funds Index	.75%
Ultra Short-Term Bond Fund	Lipper Ultra Short Funds Index	.24%
Value Fund	Lipper Multi-Cap Value Funds Index	.65%
Virginia Bond Fund	Lipper Virginia Municipal Debt Funds	**
	Index
World Growth Fund	Lipper Global Funds Index	.75%

*The fee is computed at one-half of one percent (.50%) of the first $750 million of average net assets, two-fifths of one percent (.40%) of the portion of average net assets over $750 million but not over $1.5 billion, and one-third of one percent (.33%) of the portion of average net assets over $1.5 billion.

**The fee is computed at one-half of one percent (.50%) of the first $50 million of average net assets, two-fifths of one percent (.40%) of the portion of average net assets over $50 million but not over $100 million, and three-tenths of one percent (.30%) of the portion of average net assets over $100 million.

Schedule B-2 to Advisory Agreement - Performance Adjustment Rate

EQUITY FUNDS
Aggressive Growth Fund	International Fund
Capital Growth Fund	Precious Metals and Minerals Fund
Emerging Markets Fund	Science & Technology Fund
Growth & Income Fund	Small Cap Stock Fund
Growth Fund	Value Fund
Global Equity Income Fund	World Growth Fund
Income Stock Fund
Over/Under Performance Relative	Performance Adjustment Rate
to Index (in basis points)	(in basis points as a percentage
of average net assets)
+/- 100 to 400	+/- 4
+/- 401 to 700	+/- 5
+/- 701 and greater	+/- 6
FIXED INCOME FUNDS
California Bond Fund	Tax Exempt Intermediate-Term Fund
Government Securities Fund	Tax Exempt Long-Term Fund
Growth and Tax Strategy Fund	New York Bond Fund
High Income Fund	Short-Term Bond Fund
Income Fund	Tax Exempt Short-Term Fund
Intermediate-Term Bond Fund	Ultra Short-Term Bond Fund
Virginia Bond Fund
Over/Under Performance Relative	Performance Adjustment Rate
to Index (in basis points)	(in basis points as a percentage
of average net assets)
+/- 20 to 50	+/- 4
+/- 51 to 100	+/- 5
+/- 101 and greater	+/- 6

Schedule C-1 to Advisory Agreement - Listing of Funds

And Fee Rates

Name of Fund	Fee Rate
Money Market Fund	.24%
Tax Exempt Money Market Fund	.28%
Treasury Money Market Trust	.125%
Global Managed Volatility Fund	.60%
Managed Allocation Fund	.60%
Cornerstone Moderately Conservative Fund	.50%
Cornerstone Aggressive Fund	.60%
Cornerstone Conservative Fund	.00%
Cornerstone Equity Fund	.00%
Cornerstone Moderate Fund	.59%
Cornerstone Moderately Aggressive Fund	.59%
Target Managed Allocation Fund	.50%
Target Retirement Income Fund	.00%
Target Retirement 2020 Fund	.00%
Target Retirement 2030 Fund	.00%
Target Retirement 2040 Fund	.00%
Target Retirement 2050 Fund	.00%
Target Retirement 2060 Fund	.00%